EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS
IN RANCHO CUCAMONGA, CALIFORNIA

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE

(818) 871-3000

          Calabasas Hills, CA  March 22, 2005  –  The Cheesecake Factory Incorporated (Nasdaq: CAKE) announces the opening of its newest Cheesecake Factory® restaurant on March 21, 2005 at the Victoria Gardens Mall in Rancho Cucamonga, California.  The restaurant contains approximately 10,300 square feet and 280 seats.

          The Cheesecake Factory Incorporated operates 90 upscale, casual dining restaurants under The Cheesecake Factory ® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe ® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe ® name.

The Cheesecake Factory Incorporated
26950Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100